SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2001

KRUG INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway Suite 1300, Atlanta, Georgia 30339

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 770-933-7000

Item 2. Acquisition or Disposition of Assets

      On January 29, 2001, KRUG International Corp. (“KRUG”) sold its United Kingdom child safety subsidiary, Klippan Limited, to Newell Limited, a company incorporated in England and Wales, for approximately $4,000,000. The purchase price is subject to adjustment for certain items which were estimated at closing, including the amount of working capital. In addition, approximately $580,000 of the purchase price is held in escrow in connection with certain warranties and indemnities provided to the purchaser. If no valid claims are made against the escrow account, the escrow funds will be paid to KRUG at various dates and based upon certain events between April 2001 and October 2002. After the repayment of Klippan’s debt and expenses and exclusive of any funds held in escrow, KRUG anticipates net proceeds from the sale of approximately $2,200,000.

Item 7. Financial Statements and Exhibits

(b)	Pro forma financial information – The pro forma financial information required by Item 7 for this Form 8-K will be filed within 60 days.

(c)	Exhibits – The Agreement for the Sale and Purchase of Shares in Klippan Limited is not available at this time. It will be filed as soon as it available in its final form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRUG International Corp.

Date: February 13, 2001	By:	/s/ Mark J. Stockslager
Mark J. Stockslager
Principal Accounting Officer

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